Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-121328, 333-19389, 333-44717, 333-98195, 333-100266, 333-68984, 333-64230, 333-60358, 333-54526, 333-49026, 333-43560, 333-109333, 333-128264, 333-136373 and 333-145025) pertaining to the 1992 Stock Option Plan, the 1994 Equity Incentive Plan, the Non-Employee Directors’ Stock Option Plan, the 2000 Nonstatutory Incentive Plan, the 2000 Equity Incentive Plan, the 2004 Employment Commencement Incentive Plan and the Employee Stock Purchase Plan of CV Therapeutics, Inc., and the Registration Statements (Form S-3 Nos. 333-38528, 333-53202, 333-59318, 333-109427, 333-109428, 333-118805, 333-126204, 333-133358 and 333-140106) and in the related Prospectuses of our reports dated February 20, 2008, with respect to the consolidated financial statements of CV Therapeutics, Inc, and the effectiveness of internal control over financial reporting of CV Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Palo Alto, California

February 25, 2008